UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2013

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2013, Fabrinet (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “U.S. Underwriter”) and Morgan Stanley & Co. International plc (the “International Underwriter,” and together with the U.S. Underwriter, the “Underwriters”), and the selling shareholders named therein (the “Selling Shareholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Shareholders agreed to sell, and the Underwriters agreed to purchase for resale to the public, an aggregate of 3,800,000 ordinary shares of the Company (the “Shares”), at a price of $14.00 per share (the “Offering”). In addition, certain of the Selling Shareholders have granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 570,000 shares to cover over-allotments, if any.

The Company is not selling any shares in the Offering and will not receive any proceeds from the sale of the Shares by the Selling Shareholders in the Offering.

The Shares are being offered and sold pursuant to the prospectus supplement dated March 14, 2013 and the accompanying base prospectus dated June 28, 2012, filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-178722) (the “Registration Statement”), which was declared effective by the SEC on July 27, 2012.

The closing of the Offering and the delivery of the Shares is expected to occur on March 20, 2013, subject to customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of such liabilities.

The above summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01 –	Other Events.

On March 15, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Offering, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: (1) the Underwriting Agreement (Exhibit 1.1 to this Current Report on Form 8-K) and (2) a copy of the tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation (Exhibit 8.1 to this Current Report on Form 8-K).

Item 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 14, 2013, by and among the Company, Morgan Stanley & Co. LLC and Morgan Stanley & Co. International plc, and the Selling Shareholders

8.1	Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 8.1 hereto)

99.1	Press release dated March 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Paul Kalivas
Paul Kalivas
Chief Administrative Officer, General Counsel and Secretary

Date: March 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 14, 2013, by and among the Company, Morgan Stanley & Co. LLC and Morgan Stanley & Co. International plc, and the Selling Shareholders

8.1	Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 8.1 hereto)

99.1	Press release dated March 15, 2013